Exhibit 10.47

AMENDED AND RESTATED
ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "**Agreement**" or "agreement") is entered into as of November 7, 2006, by and between Carolina Fiberboard Corporation LLC ("**CFC**"), as seller (hereinafter referred to as the "**Seller**"), Victor Kramer (the "**Principal**"), and Xethanol Corporation, as buyer (hereinafter, the "**Buyer**"); and, on the terms and conditions set forth below, Sellers have agreed to sell to Buyer, and Buyer has agreed to buy from Sellers, substantially all of the business and assets of Sellers. Now, therefore, in consideration of the premises, the mutual covenants, the representations and warranties, and the purchase price set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto each agrees as follows:

1. *Effective Time of Closing*. The closing of the transactions contemplated hereby (the "**Closing**") will take place on such date and at such time as shall be mutually agreed upon by the parties hereto, but shall not occur later than November 7, 2006. The closing shall be conducted at or through the offices of Buyer's title insurance company or attorney. Notwithstanding anything to the contrary, the effective time of the purchases and sales contemplated hereby shall be as of the opening of all business on the date of Closing (the "**Effective Time**").

2. *Sale and Conveyance of Business and Assets*.

(a) At Closing and as of the Effective Time, Seller shall sell, transfer, assign, convey and deliver to Buyer good and marketable title in and to all assets of Sellers of any kind or nature, whether real, personal, tangible and/or intangible, and wherever located or acquired, including but not limited to the following: accounts receivable; real property; tangible and intangible property; business; goodwill; prepaid expenses; logos, tradenames, trademarks, servicemarks, copyrights, internet domain names and registrations, all of Sellers' "**Proprietary Rights**" (as defined below), and any other intellectual property rights, along with the exclusive right to use the same; inventory; work in process; books of account; furniture, fixtures, equipment, vehicles, computer equipment, software and files, supplies, and other such equipment or articles of personal property of any nature whatsoever, specifically including but not limited to the items listed on the attached **Exhibit "A"**; all of the Sellers' records of any nature, including but not limited to customer lists, supplier lists, vendor lists, correspondence and files; subject to the provisions of Item 3 regarding liabilities, all contract rights and all contracts, arrangements and agreements with the Seller's respective vendors, suppliers, contractors, and customers; and all permits, licenses, authorizations and other like items; provided, however, that notwithstanding anything to the contrary, Sellers shall not sell, and shall retain, all cash on hand at the Effective Time and also all of those items, if any, listed on the attached **Exhibit "B"**. All items being sold by Seller to Buyer under this agreement are hereinafter referred to collectively and/or individually as the "**Assets**".

(b) At Closing, Seller shall execute and deliver to Buyer a bill of sale in a form reasonably approved by Buyer which conveys to Buyer, with full and general warranties of title, good and marketable title in and to the Assets owned by Seller, free and clear of all liens, security interests, mortgages, pledges, covenants, assessments, title defects, claims, encumbrances, recorded or unrecorded leases, easements or licenses, taxes, claims, options, liabilities, commitments, charges, restrictions, and other obligations of any nature whatsoever , except for those personal property taxes that are not then due and payable for the current tax year(hereinafter, all such liens, security interests, mortgages, etc. are referred to collectively and individually as the "**Encumbrances**").

(c) At Closing and as of the Effective Time, Seller shall sell, transfer, assign, convey and deliver to Buyer good and marketable title in and to all of the real property and improvements owned by Seller, including but not limited to that shown on attached **Exhibit "C"** (hereinafter, the property listed on said exhibit is referred to collectively as the "**Real Property**"), free and clear of all Encumbrances, excepting only the following matters: (i) ad valorem taxes not yet due and payable for the current and future years, (ii) those items listed on attached **Exhibit "D"**, (iii) easements for public utilities or rights-of-way of record at the date hereof, and (iv) except as

provided in this Agreement, local laws, codes or ordinances at the date hereof, none of which items in clauses 2(ii), 2(iii) or 2(iv) adversely affect the use or value of said real property in any material respect or could reasonably be expected to prohibit or restrict the development or use of the Real Property as an ethanol production or distribution facility (said permitted excepted matters are referred to collectively as the **"Real Property Permitted Exceptions"**). At Closing, Seller shall execute and deliver to Buyer a warranty deed in recordable form reasonably approved by Buyer which conveys to Buyer, with full and general warranties of title, good, marketable and fee simple title in and to the Real Property, subject only to the Real Property Permitted Encumbrances.

(d) At Closing, Seller shall assign its ownership and other rights in and to Aganol Biorefineries, LLC, a North Carolina limited liability company, and its assets to Buyer and shall cause the organizers and members of Aganol Biorefineries, LLC to assign at Closing all of their ownership and other rights in and to Aganol Biorefineries, LLC and its assets to Buyer.

3. *Liabilities Assumed/Not Assumed by* Buyer. Notwithstanding anything in this Agreement to the contrary, Buyer, except for those specific items, if any, separately set forth and itemized on **Exhibit "E"**, shall not assume any liens, fines, penalties, judgments, costs, expenses, payables, contractual obligations or duties, litigation, liabilities or obligations of any kind or nature of Seller, including but not limited to those which exist as of the Effective Time or which are attributable to or arise from, in any way, the acts, omissions or operations of Seller prior to the Effective Time or Seller's ownership, operation or use of any of the Assets prior to the Effective Time.

4. *Purchase Price.*

(a) In consideration of Seller's performance of its covenants in this Agreement and its covenants in the Restrictive Covenants Agreement described hereinafter and the transfer and delivery of the Assets to Buyer, Buyer will assume at Closing those liabilities which Buyer has expressly agreed to assume under this Agreement and shall pay or deliver to Sellers at Closing the following:

(1) The sum of Four Million Dollars ($4,000,000) in immediately available certified funds, subject to adjustments and prorations which may be made under this or other items of this Agreement;

(2) One Million One Hundred Ninety-seven Thousand (1,197,000) shares of the common stock of Xethanol Corporation (American Stock Exchange Symbol "XNL"). For purposes of the actual purchase price as well as the basis for the shares, the price for the shares under this Section 4(a)(2) shall be Two and 94/100 Dollars ($2.94). Buyer previously has filed an unrelated registration statement, and the registration contemplated thereby has not yet become effective. Buyer cannot file the registration statement necessary to register the above-referenced shares until the pending registration is effective. However, Buyer agrees to exercise commercially reasonable efforts to have the registration statement for the registration of the above-referenced shares become effective as quickly as reasonably practicable after Closing and further agrees to file all necessary registration materials no later than twenty days after the pending registration becomes effective; and

(3) Warrants to purchase Three Hundred Thousand (300,000) shares of the common stock of Xethanol Corporation (American Stock Exchange Symbol "XNL") at a price per share of Four Dollars ($4.00). Buyer agrees to exercise commercially reasonable efforts to have the registration statement for the registration of such shares become effective as quickly as reasonably practicable after Closing, and further agrees to file all necessary registration materials no later than ten days after the above-referenced pending registration becomes effective.

Notwithstanding the foregoing, the securities shall be physically delivered as quickly as practicable after closing, but in no event later than 30 days after closing.

(b) *Restrictions on the Shares*. 498,500 of said 1,197,000 shares of XNL stock shall be freely tradable once they are registered, and the remaining 698,500 shares shall be "locked up" and not tradable for the one year period immediately following the date of Closing.

(c) *Restrictions on the Warrants*. Warrants for 200,000 shares of the common stock of XNL shall not be exercisable for one (1) year after Closing, and warrants for the remaining 100,000 shares of the common stock of XNL shall be freely exercisable after Closing and when the shares of common stock underlying the warrants are registered. The warrants shall be in a form substantially similar to the form attached hereto as part of **Exhibit "G."**

5. *Closing Prorations*. Subject to any other provisions of this Agreement, real and personal property taxes and special assessments, if any, utilities and other similar items customarily prorated at closing and relating to the Assets shall be apportioned between the buyer and seller thereof as of the Effective Time, with any item relating to periods ending on or prior to the Effective Time for the account of the seller thereof, and any item relating to periods beginning at or after the Effective Time for Buyer's account. To the extent Seller receives any rent, license, royalty or similar payments with respect to assets being sold hereunder, the same shall be prorated as of closing in the same fashion as provided for above in this paragraph. Final adjustments, and any required refund of payment, pursuant to this paragraph which cannot be made at Closing, or were not made at Closing, shall be made after Closing within ten (10) days of written demand therefore by any party.

6. *Restrictive Covenants Agreement; Consulting Agreement.*

(a) As material inducement for Buyer entering into and consummating the transactions contemplated by this Agreement, Seller agrees to abide by the restrictive covenants set forth on attached **Exhibit "N"**.

(b) As material inducement for Buyer entering into this Agreement and as a condition precedent to Buyer's consummating the purchases and sales contemplated hereby, Doug McCullaugh, Kurt Creamer and John Toupalik each shall execute and deliver at Closing such individual's employment agreement in a form substantially similar to the form set forth as part of **Exhibit "H"**.

(c) As material inducement for Buyer entering into this Agreement and as a condition precedent to Buyer's consummating the purchases and sales contemplated hereby, Branat, LLC (a company owned by Vic Kramer) each shall execute and deliver at Closing such individual's or entity's consulting agreement in a form substantially similar to the form set forth as part of **Exhibit "I"**.

7. *Representations and Warranties of Sellers*. As a material inducement to Buyer to enter into this Agreement, Seller hereby makes to Buyer the representations and warranties set forth in this Item 7 as of the date of this Agreement and as of the Effective Time. If the Closing occurs, then each of the representations and warranties set forth in this Item 7 will be deemed to be re-made by Sellers as of the time of the Effective Time and Closing as an inducement to the Buyer to consummate the closing transactions contemplated by this Agreement. Each of the representations and warranties set forth in this Item 7 shall survive the Effective Time and the Closing of the transactions contemplated hereby for a period of eighteen (18) months from the date of Closing.

(a) CFC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina. Seller has full power and authority to conduct its business and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No filing with or consent of any governmental authority or other person or entity is required in connection with the consummation by Seller of the transactions contemplated hereby. All action of Seller or its members and/or managers necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement has been duly executed by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against each Seller in accordance with its terms.

(b) With respect to Seller, neither the execution, delivery nor performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby or thereby, will (i) conflict with, or violate, Seller's articles of organization or operating agreement or other similar documents relating to corporate governance, (ii) conflict with, violate or give rise to a right of termination under, any agreement, contract or instrument by which Seller is bound or to which Seller or any of its assets or securities are subject (including but not limited to any covenant requiring that Seller obtain the consent of any third party to close the transactions contemplated hereby), (iii) violate any law, including but not limited to any laws, rules, regulations or ordinances applicable to Seller or the Assets, (iv) adversely affect any permit, license or authorization relating to Seller or its Assets, or (v) adversely affect any right, title and interest in and to the Proprietary Rights of Seller or the ability of the Buyer to use said Proprietary Rights. No consent, approval or other action by any federal, state, provincial, or local governmental authority is required in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.

(c) Seller is the sole owner of and has, and will deliver to Buyer at Closing good and marketable title in and to all of the Assets (other than the Real Property which is addressed in paragraph 7(d)(i) below) and 100% of the membership interests in Aganol Biorefineries, LLC, free and clear of all Encumbrances.

(d) Real Property Matters.

(i) CFC is the sole owner of and has, and will deliver to Buyer at Closing, good and marketable title in and to the Real Property, free and clear of all Encumbrances other than the Real Property Permitted Exceptions, and there are no liens or security instruments outstanding against or otherwise encumbering the Real Property which shall not be fully paid, satisfied and cancelled at Closing. No person other than Seller (or Buyer hereunder) has any right, option, lease, easement, license, title or other interest of any kind in, over or to any part of the Real Property or any timber, water, minerals, or crops thereon or thereunder; there is no person other than Seller in possession of or with any rights to come on or occupy any part of the Real Property, whether as a tenant or otherwise.

(ii) The use and operation of the Real Property by Sellers does not violate in any material respect any instrument of record or agreement affecting the Real Property. There is no violation of any covenant, condition, restriction, easement or order of any federal, state or local governmental authority having jurisdiction over such property or of any other person or entity entitled to enforce the same affecting the Real Property or the use or occupancy thereof. The Real Property abuts and has permanent access to and from a public road.

(iii) Seller and Seller's current use of the Real Property each is in compliance with all applicable building, zoning, subdivision and other land use and similar laws, rules, codes, orders, regulations, or ordinances affecting the Real Property (collectively, the **"Real Property Laws"**), and Seller has not received any notice of violation or claimed violation of any Real Property Law for its current use. There is no pending or, or to the knowledge of Seller, anticipated change in any Real Property Laws that will have or result in a material adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Property or any portion thereof. The current use by Seller of the Real Property is not dependent on a nonconforming use or other consent or approval of a governmental authority. There is no pending or threatened litigation, condemnation, dispute or assessment affecting any part of the Real Property or its boundary lines. Seller is not currently doing any business on the property and therefore, Seller and Buyer both acknowledge and agree that Seller is not currently doing any business on the property for purposes of this Section 7(d)(iii) and this Agreement. The production and distribution of ethanol in Nash County, North Carolina, requires a Special Use Permit (the "Special Use Permit") which Aganol Biorefineries, LLC has obtained.

(e) Environmental Matters.

(i) Seller has not been notified by any relevant governmental authority that any Environmental Permit on or relating to the Real Property or operations thereon will be modified, suspended, canceled or revoked,

or cannot be renewed in the ordinary course of business. Seller represents that it does not have in place any Environmental Permit on or relating to the Real Property or operations thereon.

(ii) The Seller and its affiliates have complied with all applicable Environmental Laws (see definitions at Item 33) pertaining to the Real Property (and the use, ownership or transferability thereof) and the business conducted by Seller. No person or entity has alleged any violation by Seller and their respective affiliates of any applicable Environmental Law relating to the conduct of the business conducted by Seller or the use, ownership or transferability of the Real Property by Seller.

(iii) Except as set forth in **Exhibit "J"**, neither Seller nor any of its respective affiliates has caused or taken any action that has resulted or may result in, or has been or is subject to, any liability or obligation relating to (i) the environmental conditions on, under, or about any Real Property, the Assets or other properties or assets owned, leased or used by the Seller held for use in connection with, necessary for the conduct of, or otherwise material to, the business conducted by Seller, or (ii) the past or present use, management, handling, transport, treatment, generation, storage or Release (see definitions at Item 33) of any Hazardous Substances by or for Seller or any of its affiliates (see definitions at Item 33), except for any such liabilities and obligations that are not material to the business conducted by Seller or have not had or resulted in, and will not have or result in, a material adverse effect upon the value, ownership, use, occupancy or operation of the Real Property or any material portion thereof.

(iv) Except as set forth in **Exhibit "J"**, none of current or past operations of Seller, or any by-product thereof, and none of the currently or formerly owned property or assets of Seller, including without limitation the Assets or the Real Property, is related to or subject to any investigation or evaluation by any Governmental Authority (see definitions at Item 35), as to whether any Remedial Action (see definitions at Item 35) is needed to respond to a Release or threatened Release of any Hazardous Substances or is now subject to any Remedial Action. Seller is not subject to any outstanding order, judgment, injunction, decree or writ from, or contractual or other obligation to or with, any Governmental Authority or other Person in respect of which the Buyer may be required to incur any Environmental Liabilities and Costs (see definitions at Item 35) arising from the Release or threatened Release of a Hazardous Substance. None of the Real Property is, and neither Seller nor any of its respective Affiliates has transported or arranged for transportation (directly or indirectly) of any Hazardous Substances relating to the Assets or the Real Property to any location that is, listed or proposed for listing under CERCLA, or on any similar state list, or the subject of federal, state or local enforcement actions or investigations or Remedial Action. No work, repair, construction or capital expenditure is required or planned in respect of the Assets pursuant to or to comply with any Environmental Law, nor has Seller and its respective affiliates received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material and is in the ordinary course of business.

(v) The Seller has disclosed and made available to the Buyer all information, including without limitation all studies, analyses and test results, in the possession, custody or control of Seller and its respective affiliates relating to (i) the environmental conditions on, under or about the Real Property, and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by Seller or any other person or entity at any time on any Real Property, or otherwise in connection with the use or operation of the properties or assets used in or held for use in connection with the Business.

(e) True and correct copies of all written contracts, agreements, understandings or other arrangements creating, evidencing or setting forth any of those any costs, expenses, payables, duties, obligations or liabilities listed on **Exhibit "E"** (the **"Liabilities Exhibit"**), if any, are attached to said Liabilities Exhibit, and summaries of all oral contracts, agreements, understandings or other arrangements creating, evidencing or setting forth any of those any costs, expenses, payables or liabilities listed on Liabilities Exhibit are set forth on said Liabilities Exhibit. All of the contracts described in said Liabilities Exhibit are in full force and effect, are current, and are not subject to any defaults or set-off or to any grounds of which a Seller is aware and which may give rise to any default or set-off, and that any necessary consents to the assignment of such contracts which are to be assigned

hereunder to Buyer have been obtained.

(f) There are no outstanding judgments against or encumbering, or purporting to encumber, Seller or any of the Assets, any membership interests in Aganol Biorefineries, LLC or the assets of Aganol Biorefineries, LLC. There is no litigation or proceeding (including but not limited to investigations and inspections) pending or, to the knowledge of Seller, threatened against Seller, Aganol Biorefineries, LLC or any of the Assets.

(g) All taxes of or pertaining to any Seller, Aganol Biorefineries, LLC, the Real Property or the other Assets (including but not limited to withholding, social security, unemployment insurance, sales, use, property, and other taxes or assessments) required to be paid have been paid. All tax or franchise returns and reports of any nature required to be filed by Seller or Aganol Biorefineries, LLC have been filed. All tax or franchise returns, reports and documents required to be filed by Seller or Aganol Biorefineries, LLC, and all taxes required to be paid by Seller or Aganol Biorefineries, LLC, prior to the Effective Time or Closing shall have been paid or filed on or before such time. With respect to each Seller or Aganol Biorefineries, LLC, there are no audits or investigations pending or any outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local tax or tax return or document for any period. There are no determined tax deficiencies, proposed tax assessments or tax liens against any Seller, Aganol Biorefineries, LLC or the Assets. Any ad valorem taxes on the Assets not yet due and payable shall be prorated , as of the Effective Time between Buyer and Seller, as the context so requires.

(h) The Seller, Aganol Biorefineries, LLC, the Real Property, and the Assets each have complied with, is in compliance with, and will be in compliance with at Closing, all federal, state, provincial, local and other applicable laws, rules, regulations, orders and ordinances affecting a Seller, Aganol Biorefineries, LLC, the Real Property, the Assets, and/or the current conduct of the business or operations of Seller or Aganol Biorefineries, LLC,, and Seller and Aganol Biorefineries, LLC has all licenses, permits, authorizations and like items required or necessary to own or conduct all of its businesses as currently conducted and/or its assets. Seller is in the process of acquiring licenses, permits, authorizations and like items required or necessary for the conduct of ethanol production and related activities at the Real Property by Aganol Biorefineries, LLC.

(i) All files, records and incidental documentation of Seller and Aganol Biorefineries, LLC relating to their business and/or the Assets (including, but not limited to, all contracts, computer records, general ledgers, books and records, accounting and tax records, lists of past, current and prospective customers, lists of vendors, contractors or suppliers, contract information, credit records and other information maintained by Seller or Aganol Biorefineries, LLC) are kept in the ordinary course of business in accordance with Seller's or Aganol Biorefineries, LLC's customary business practice, respectively, are located at Seller's principal place of business, and will be delivered to Buyer at Closing.

(j) Seller has not used any trade names or any assumed or fictitious names in connection with the operation of its business during the last five years. None of the Proprietary Rights of Seller included in the Assets conflict with or infringe upon the rights of any other person or entity, nor is Seller aware of any claim, whether currently pending, outstanding or threatened, or of grounds for any claim, by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights of Seller. Seller owns and possesses all right, title and interest in and to any and all of the Proprietary Rights of Seller necessary for, or now used in, the operation of its business as currently conducted, free and clear of all Encumbrances. None of the Proprietary Rights of Seller included in the Assets is used by Seller under a license or other similar arrangement. To the best of the knowledge of Seller, no person or entity is infringing upon any of the Proprietary Rights of Seller, and the loss or expiration of any of the Proprietary Rights used by Seller is not threatened, pending or reasonably foreseeable.

(k) The gross liability of Seller for all Trade Arrangements is less than or equal to $500.00. **"Trade Arrangements"** shall mean all barter arrangements and unexpired merchandise and other trades for merchandise and services, whether owing to or accruing to the benefit of Seller or owed by or a liability or obligation of Seller.

Buyer is not assuming under this Agreement any Trade Arrangements or liability therefore.

(l) Attached hereto as **Exhibit "K"** is a schedule (**"Schedule of Seller's Employees"**) showing (i) each employee of Seller and (ii) each independent contractor of each Seller which regularly provides services to Seller, and for each employee, such employee's start date and current rate of pay and vacation, which schedule Seller represent and warrant is complete, true and correct.

(m) No representation or warranty by Seller contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Seller to the Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no fact (other than matters of a general economic or political nature which do not affect the Business uniquely) known to Seller that has not been disclosed by Seller to the Buyer that might reasonably be expected to have or result in a materially adverse effect to the business or assets being purchased hereunder.

(n) Although Aganol Biorefineries, LLC, a North Carolina limited liability company, has been formed with the North Carolina Secretary of State, no operating agreement has been entered into with respect to such company. Seller is the sole member of and owns all right, title and interest in and to all of the membership interests in Aganol Biorefineries, LLC, all of which shall be conveyed to Buyer at closing free and clear of all Encumbrances. There are no, and have never been any, employees of Seller or Aganol Biorefineries, LLC. At closing and the time of conveyance of the membership interests in Aganol Biorefineries, LLC to Buyer, Aganol Biorefineries, LLC shall have no assets other than the Special Use Permit and shall have no liabilities of any nature whatsoever, whether known, unknown, fixed or contingent, other than amounts which may be owed by Aganol Biorefineries, LLC to Buyer.

8. *Representations and Warranties of Buyer*. As a material inducement to Seller to enter into this Agreement, the Buyer hereby makes to Sellers the representations and warranties set forth in this Item 8 as of the Effective Time and as of the Closing. Each of the representations and warranties set forth in this Item 8 shall survive the Effective Time and the Closing of the transactions contemplated hereby.

(a) Buyer has full power and authority to conduct its business and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All action of the Buyer necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement has been duly executed by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

(b) Neither the execution, delivery or performance by the Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby or thereby, will (i) conflict with, violate or give rise to a right of termination under, any agreement, contract or instrument by which Buyer is bound or to which Buyer or any of its assets are subject or (ii) violate any law applicable to the Buyer or its properties or any of Buyer's organizational documents (if a corporation, its articles of incorporation and bylaws; if a limited liability company, its articles of organization and operating agreement). No filing with or consent, approval or other action by any federal, state, provincial, or local governmental authority or other person is required in connection with the execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby by Buyer. All corporate authority and approvals necessary for Buyer to execute this Agreement and the ancillary documents contemplated hereby and to consummate the transactions contemplated by this Agreement have been obtained.

9. *Environmental Matters.*

(a) Buyer has retained WPC as its environmental consultant to assist Buyer in performing Buyer's environmental due diligence. WPC has provided Buyer with two (2) reports, a report titled "Phase I

Environmental Site Assessment" dated September 12, 2006, identified as WPC Project No. CLT4-06-120 (the **"WPC Report #1"**) and a report titled "Soil Assessment and File Review Report Carolina Fiberboard Site" dated October 17, 2006, identified as WPC Project No. CLT4-06-120A (**"WPC Report #2"**. Said two reports are incorporated herein by this reference and are referred to in this Agreement as the **"WPC Reports"**).

(b) Upon Closing, Buyer will report to applicable Governmental Authorities, within ten (10) days of Closing, all matters contained in the WPC Reports which are required under Environmental Laws to be reported by an owner or operator of the Real Property having knowledge of such matters (hereinafter, the **"Reportable Matters"**). If Buyer does not notify applicable Governmental Authorities of the Reportable Matters within this timeframe, then Seller shall have the right to report such matters. After notification of the Governmental Authorities, Seller shall have the responsibility and duty to, and shall as quickly as practicable take, all actions and perform all work, including but not limited to Remedial Action, as shall be required or requested by applicable Environmental Laws or Governmental Authorities to obtain written confirmation from applicable Governmental Authorities that no further action is required to be taken in connection with the Reportable Matters and such matters which may be discovered during Remedial Action undertaken in connection with the Reportable Matters (the **"Written Confirmation"**). It is specifically agreed by all parties that the only work or Remedial Action that is required to be performed under this Item 9 is that which is related to or arises from the Reportable Matters and such matters which may be discovered during Remedial Action undertaken in connection with the Reportable Matters, and Seller is under no obligation to remedy any item found in the WPC Reports other than the Reportable Matters and such matters which may be discovered during Remedial Action undertaken in connection with the Reportable Matters; provided, however, that, notwithstanding anything to the contrary, Seller shall properly dispose of the contaminated liquid in the machine pits, waste oil pit and oil storage area discussed in the WPC Reports and take appropriate Remedial Action in connection therewith. If (i) Seller does not commence the work contemplated under this Item 9(b) within thirty (30) days of Closing, Seller does not after timely commencing such work diligently proceed to continue and complete such work, Seller fails to timely pay costs and expenses related to the above, or Seller defaults under any request or requirement of applicable Environmental Laws or Governmental Authorities, and Seller does not cure such default or failure within ten days after written notice from Buyer, or (ii) applicable Governmental Authorities or Environmental Laws require or request that Buyer take action or perform some task or duty, then Buyer shall, at Seller's cost, have the right to perform such work which Seller failed to perform, pay such cost or expense which Seller failed to pay, or take such action or perform such task or duty which was required by Governmental Authorities or Environmental Laws. If Buyer performs work hereunder, Buyer agrees to exercise commercially reasonable best efforts to diligently pursue the completion of such work as quickly as reasonably practicable.

(c) Buyer has filed a letter of intent with the North Carolina Brownfields program in order to apply for participation in such program under a Brownfields agreement with respect to the Real Property (the **"Brownfields Agreement"**). Buyer and Seller shall exercise commercially reasonable best efforts to diligently take such actions as may be reasonably required to obtain the Brownfields Agreement, including but not limited to completing and/or submitting such data, assessments, plats and other items or tasks which may be reasonably required to pursue such agreement.

(d) The parties agree that WPC (or such other environmental services firm as may be mutually agreed to in writing hereafter) shall be engaged to coordinate, perform, oversee, subcontract out and/or assist with all reporting and other work contemplated by Item 9(b).

(e) Seller shall pay for all reasonable costs and expenses incurred under Item 9(b) in connection with pursuing the Written Confirmation and/or the Brownfields Agreement. In order to secure Seller's payment and other obligations under this Item 9, (i) Seller hereby grants to Buyer a first priority security interest in and to the following portion of the purchase price being paid hereunder by Buyer to Seller at Closing: $200,000 cash (the **"Cash Component"**) plus 1,000,000 shares of XNL (hereinafter, the cash and stock are referred to collectively as the **"Escrowed Funds"**), (ii) simultaneously herewith, Seller and Buyer shall enter into the Escrow Agreement (the **"Escrow Agreement"**) attached hereto as **Exhibit "F"** pursuant to which the Escrowed Funds shall be

placed into escrow at Closing and thereafter held and disbursed, and (iii) Buyer and Seller agree that the escrow agent under the Escrow Agreement shall maintain possession of the Escrowed Funds on behalf of and as collateral agent for Buyer, that Buyer or said escrow agent may file UCC financing statements to evidence or perfect such security interest, and that at closing and thereafter from time to time Seller shall deliver to Escrow Agent a blank, un-dated stock power of attorney covering the shares to be held or remaining in escrow.

(f) If Seller is performing the work under Item 9(b), then until the Escrowed Funds are exhausted Seller shall apply for payment from the Escrowed Funds for costs and expenses associated with the work so that the same may be paid timely directly or so that Seller may be reimbursed for costs and expenses previously paid by Seller. Seller shall provide Escrow Agent with an invoice for labor and materials as well as, if applicable, proof of payment of invoices previously paid by Seller, and Escrow Agent shall either issue a check to Seller for amounts previously paid by Seller or to the vendor, as the context so provides. The Cash Component shall be used up before shares of stock in XNL held in escrow are used. After the Escrowed Funds are exhausted, the Seller shall pay directly any remaining or additional amounts.

(g) If Buyer performs actions or incurs or pays costs and expenses under Item 9(b), then notwithstanding anything to the contrary contained in this Agreement, any Exhibit attached hereto, or any other document or agreement, Seller shall pay for, or shall reimburse Buyer for, all out-of-pocket costs and expenses which Buyer incurs in good faith in connection with Buyer's or Seller's activities and work under Item 9(b) within ten (10) days after Buyer's request for payment or reimbursement, including but not limited to costs, fees, disbursements and expenses of all Remedial Action and all professionals, engineers, consultants, contractors and laboratories. With each request made by Buyer, Buyer shall submit to Seller an itemized statement of such costs and expenses along with any supporting invoices or statements. If Seller fails to timely pay or request that Escrow Agent pay requested amounts within such 10-day period, Buyer may submit a request to Escrow Agent that Escrow Agent pay or reimburse such amounts (which request will be copied to Seller), and Escrow Agent shall promptly pay the same. Payments and reimbursements to Buyer shall come directly from the Escrowed Funds until the same are exhausted and thereafter shall be paid by Seller directly. The Cash Component shall be used up before shares of stock in XNL held in escrow are used

(h) If the Cash Component is exhausted and so long as there are shares of stock held in escrow as part of the Escrowed Funds, Seller has the option, in its sole discretion, to pay for costs and expense in excess of the Cash Component in cash with funds outside of the Escrowed Funds or may use shares of XNL stock held as part of the Escrowed Funds for payment; provided, however, that Seller shall be deemed to have elected to use such shares if Seller fails to timely pay or reimburse under Item 9(g). If shares in escrow are to be used, the procedure will be as follows: (1) Seller shall submit an invoice for payment to the Escrow Agent or Buyer shall submit a request for reimbursement or payment to Escrow Agent, as the context so provides; (2) Escrow Agent shall use the price of the shares as of the closing of the last trading day before the date the request was received to calculate the number of shares (the **"Calculated Number"**) that would have to be sold to pay the invoice in full; and (3) Escrow Agent shall request payment from the Buyer for the funds necessary to pay the invoice and upon receipt of such amount from Buyer, shall pay the invoice and return to Buyer the Calculated Number of shares from the shares held in escrow as part of the Escrowed Funds. After all of the cash and stock comprising the Escrowed Funds are exhausted, the Seller shall pay directly any remaining or additional amounts.

10. *Documents to be Delivered at Closing*. In addition to the other items provided for in this Agreement, at Closing, Seller shall deliver the following items to Buyer, unless such items have been waived by Buyer prior to close: (i) settlement statements; (ii) consents to assignments and estoppel certificates relating to any contracts to be assigned and assumed in a mutually agreeable form; (iii) an assignment and assumption agreement with respect to any written contracts to be assumed hereunder in a form reasonably acceptable to Buyer; (iv) resolutions of the members and managers authorizing the sale contemplated hereby; (v) with respect to the Real Property, such customary closing documents as are needed for the sale of the Real Property, including but not limited to a general warranty deed conveying the Real Property to Buyer, owner's affidavits, settlement statements, and such other documentation as may be needed by the title agent to issue an owners and/or lenders

title insurance policy at Closing with respect to the Real Property or to otherwise consummate the purchase and sale of the Real Property; and (vi) such other customary closing documents as needed for the sale of Assets. In addition to the other items provided for in this Agreement, at Closing, Buyer shall execute and/or deliver to Seller the following items: (i) settlement statements; (ii) an assignment and assumption agreement in a form in a form reasonably acceptable to Buyer with respect to any written contracts to be assumed hereunder by Buyer; (iii) with respect to the Real Property, such customary closing documents as are needed for the purchase and sale of the Real Property, including but not limited to a settlement statements and such other documentation as may be needed by the title agent to consummate the purchase and sale; and (iv) such other customary closing documents as needed for the sale of Assets.

11. *Further Assurances; Time of the Essence; Transition.* From time to time prior to, at and after the Closing, each party hereto will execute all such instruments and take all such actions as another party, being advised by counsel, shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory instruments, cancellations, assignments, consents, deeds, bills of sale, and other instruments in addition to those to be delivered at Closing, and any and all actions which may reasonably be necessary or desirable to complete, evidence or document the transactions contemplated hereby. Time is of the essence of this Agreement. In order to facilitate the smooth transition of the Assets to Buyer, Seller agrees to, in addition to any other obligations required herein or in any agreement ancillary to this agreement, for the 90-day period after Closing, provide Buyer with such advice and introductions with respect to the operations, accounts, suppliers and/or vendors of the Sellers' businesses being purchased and sold herunder as the Buyer may reasonably request - the primary obligation hereunder shall be to provide advice to Buyer regarding the procurement of raw materials, production, distribution and marketing and sales efforts and to introduce the Buyer to, and foster and maintain the Buyer's relationship with, Seller's existing and prospective accounts, contractors, customers, suppliers and vendors.

12. *Indemnification.*

(a) Seller shall indemnify, defend, and hold Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations, judgments, and liabilities including, but not limited to, reasonable attorneys' fees and expenses of litigation generally (court costs, costs of experts and court reporters, etc.) at trial and on appeal (hereinafter, all such damages, claims, losses, expenses, costs, obligations, judgments and liabilities are referred to collectively and individually as the **"Losses and Expenses"**), suffered or incurred by Buyer by reason of, or arising out of, (1) any breach of representation or warranty made by Seller in or under this Agreement, (2) the failure of Seller to perform or fulfill any of its/his/her covenants or agreements set forth in this Agreement, (3) any litigation, proceeding, or claim by any third party (whenever brought or instituted) relating to the Real Property or to the business, ownership or operations of Seller or any of the Assets prior to the Effective Time, and (4) any liability of Seller not expressly assumed by Buyer under this Agreement.

(b) Buyer agrees that it shall indemnify, defend, and hold Seller harmless from and against any and all Losses and Expenses (as defined above) suffered or incurred by Seller by reason of, or arising out of, (1) any breach of representation or warranty made by Buyer pursuant to this Agreement, (2) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement, (3) any litigation, proceeding, or claim by any third party relating to Buyer's acts or omissions after the Effective Time relating to the business, ownership or operations of Buyer or any of the Assets after the Effective Time, or (4) liabilities of the Buyer not expressly assumed by Seller under this Agreement.

(c) If any party to this Agreement believes that it has suffered or incurred any Losses and Expenses, such party shall notify the other parties promptly in writing describing such Losses and Expenses, the amount thereof, if known, and the method of computation of such Losses and Expenses, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Losses and Expenses shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the

parties intends to claim any liability or expense as Losses and Expenses under this Item 12, such party shall promptly notify the indemnifying party or parties of such action or suit.

(d) The indemnifying party under this Item 12 shall have the right to conduct and control, through counsel of its own choosing, any third party claim, action, or suit, but the indemnified party may, at its election, participate in the defense of any such claim, action, or suit at its sole cost and expense; provided that if the indemnifying party shall fail to defend any such claim, action, or suit, then the indemnified party may defend, through counsel of its own choosing, such claim, action, or suit and (so long as it gives the indemnifying party at least thirty (30) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such claim, action, or suit, and to recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense. Neither the indemnified party nor the indemnifying party shall compromise or settle any third party claim, action, or suit without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

(e) Should Seller default or breach its obligations under this Item 12 and fail to cure same within thirty (30) days after Buyer gives written notice to the breaching party, then the Principals, jointly and severally, hereby agree to unconditionally guarantee the payment and performance of Sellers' obligations under this Item 12 which are not cured within such thirty-day period; provided, however, that the total, aggregate liability of said persons to Buyer for Buyer's Losses and Expenses shall not exceed the total amount of the cash component of the purchase price paid by Buyer to Seller under this agreement above, except that this limitation of liability shall not apply or be effective if Buyer's Losses and Expenses are attributable to the fraud or willful wrongful act or omission of a Seller.

13. *Affirmative Covenants of Sellers Pending Closing*. Between the date hereof and the Effective Time, Seller shall: (a) give the Buyer and its representatives full access during normal business hours to the Real Property for property, environmental and other inspections and to all of the facilities, properties, books, records and documents pertaining to the assets to be purchased hereunder and Seller's financial condition and results of operations, subject only to those limitations expressed herein, and shall furnish the Buyer such other information concerning the contracts, business and operations of Seller and the assets to be purchased hereunder as the Buyer may reasonably request, including general ledgers, books of account, financial statements and information, licenses, permits, agreements, contracts, title commitments or policies, environmental reports or studies, records and files of every character (excluding however, correspondence with legal counsel and any other attorney-client privileged records or documents, but this exclusion shall not excuse nondisclosure of any matter regarding which representations and warranties are made in Item 7 above); (b) maintain in effect adequate property, casualty and commercial general liability insurance on Seller's business and the Real Property and Assets; (c) [intentionally deleted]; (d) carry on its business and keep its books of account, records, and files in the ordinary course of business, collect its accounts receivable in the ordinary course of business, and pay all accounts payable and other liabilities on a timely basis when such become due and payable (subject, however, to the right to contest the same in good faith with an adequate accrual); (e) maintain the property and assets to be purchased hereunder in the same condition they were in upon execution of this Agreement; and (f) use commercially reasonable best efforts to preserve the businesses to be purchased hereunder intact, retain as at present Seller's respective employees and independent contractors, and preserve the goodwill of Seller's suppliers, customers, vendors, and others having business relations with Seller.

14. *Negative Covenants of Sellers Pending Closing*. Between the date hereof and the Effective Time, without the prior written consent of the Buyer, Seller shall not, except in the ordinary course of business: (a) enter into any new contracts, arrangements or commitments regarding the businesses to be purchased hereunder or the Assets outside of the normal, routine and ordinary course of business or permit any increase or changes in the compensation of any employee other than normal raises based on standard cost-of-living adjustments or such other raises which may be reasonably approved by Buyer; (b) cause or allow to exist any creation, assumption or guaranty of any pledge or other lien, encumbrance or obligation or charge upon or against any of the Assets or the

businesses to be purchased hereunder, other than the Permitted Encumbrances; (c) enter into any sale, assignment, lease, hypothecation or other transfer or disposition by operation of law or otherwise, of any of the Assets, the Real Property, or the businesses to be purchased hereunder; (d) engage in any act outside the normal course of business; (e) engage in discussions with any party other than Buyer concerning any possible sale of the businesses or assets to be purchased hereunder; or (f) permit or cause any material adverse change in the businesses or assets to be purchased hereunder which may be considered materially adverse to the Buyer hereunder.

15. *Conditions Precedent to the Buyers' Obligation to Close*. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Buyer hereunder are, at the option of the Buyer, subject to the compliance with, or the satisfaction or fulfillment of, each of the following conditions precedent, at or prior to the Closing: (i) Seller shall have performed and complied with all agreements, obligations and covenants required by this Agreement, and all of their respective representations and warranties shall be true and correct; (ii) Seller shall own and be able to transfer the Assets (other than the Real Property) free and clear of all Encumbrances except the Permitted Encumbrances, and Seller shall own and be able to transfer the Real Property free and clear of all Encumbrances except the Real Property Permitted Encumbrances; (iii) the Real Property and the other property and assets comprising the Assets shall remain in substantially the same condition as on the date hereof and there shall have been no material adverse change in the businesses or assets to be purchased hereunder; (iv) all Governmental Approvals necessary to consummate the transactions contemplated hereby have been obtained, and Nash County, North Carolina (and any city or municipality in which the Real Property is located, if any) shall have issued the Special Use Permit as required to permit Aganol Biorefineries, LLC to produce ethanol at the Real Property upon Closing; (v) consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending; (vi) with respect to all contracts and agreements which Buyer is acquiring hereunder from a Seller, Buyer has agreed in writing to assume, and whose terms require consent for assignment and/or assumption, Seller shall have obtained from all other parties to such agreements written consents to the such assignment to and/or assumption by Buyer and delivered same to Buyer, and, with respect to each such agreement and at Buyer's option, Seller shall have delivered to Buyer after Buyer's request an estoppel certificate executed by the other party to the agreement which provides that no default, or basis for default, to the agreement exists.

16. *Conditions Precedent to Seller's Obligations to Close.* Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Sellers hereunder are, at their option, subject to Buyer's compliance with each of the following conditions precedent: (a) Buyer shall have performed and complied with all agreements, obligations and covenants required by this Agreement; and (b) all Buyer's representations and warranties shall be true and correct in all respects.

17. *Inspections*.

(a) Commencing on the date hereof and continuing as long as this Agreement shall remain in force, Buyer shall have the right, upon 24 hour written notice to Seller, to go on the Property personally or through agents, employers, contractors and/or subcontractors for the purpose of making boundary line and topographical surveys, soil, groundwater or other environmental tests, inspections or surveys (including but not limited to related borings and samplings), and such other tests, analyses and investigations of the Property as Buyer or its lender deems desirable. Except as otherwise provided in this agreement, Buyer shall pay all costs incurred in making such surveys, tests, analyses and investigations. Buyer shall indemnify and hold harmless Seller from damages and claims arising from Buyer's entry on the Real Property under this paragraph.

(b) Buyer may examine the title to the assets to be purchased hereunder prior to the Closing. Should any defect in the title to the Assets (other than the Real Property) be found other than the Permitted Encumbrances or should any defect in the title to the Real Property be found other than the Real Property Permitted Encumbrances,

Seller will be provided with a written statement thereof and given until the Closing to correct the same; provided, however, that if Seller are unable to cure such defects before the above-referenced final date for Closing, then, notwithstanding anything to the contrary, the above-referenced final date for Closing may be extended by Buyer for an additional 30 days. If Seller are not able to correct any such title defects before the final date for closing, as the same may be extended, then Buyer shall have the option to (i) void this Agreement in writing before Closing is completed, in which case neither party shall have any further liability or obligation under this Agreement, or (ii) fully and finally waive such defects and proceed to close and accept title subject to all existing defects.

18. *Termination*. This Agreement may be terminated at any time prior to the Closing Date: (a) by the written agreement of the Buyer and Seller; (b) by either Seller or the Buyer by written notice to the other party if the transactions contemplated hereby shall not have been consummated by November 6, 2006, unless such date shall be extended by the mutual written consent of all parties; (c) by the Buyer by written notice to Seller if (i) Seller's representations and warranties shall not have been true and correct in all respects or (ii) if any of the conditions set forth in Item 15 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the deadline for Closing, unless such failure shall be due to the failure of the Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; (d) by Seller by written notice to the Buyer if (i) Buyer's representations and warranties shall not have been true and correct in all respects or (ii) if any of the conditions set forth in Item 16 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the deadline for Closing, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or (e) by Buyer by written notice to Sellers pursuant to Item 17(b). In the event of the termination of this Agreement pursuant to the provisions of this paragraph, this Agreement shall become void and have no effect, without any liability to any party in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, managers, employees, agents, consultants, representatives, advisers, stockholders, members or affiliates, except as specified in Item 22(b) and except for any liability resulting from such party's breach of this Agreement.

19. *Confidentiality/Press Release/Exclusivity*. Except as may be required to comply with Applicable Laws and/or the rules and regulations of each stock exchange upon which the securities of either of the parties is listed, no party hereto shall disclose to third parties (other than accountants, lawyers, surveyors, environmental or other consultants, and like advisors who have a need to know in order to effectuate the terms of this agreement) the terms or existence of this agreement or any information designated as confidential and received from the other party or its agents in the course of investigating, negotiating, and completing the transactions contemplated by this agreement. The parties acknowledge that Buyer is a public company and will be required by Applicable Laws to make certain filings containing information concerning the subject transaction. Notwithstanding the foregoing, Buyer and Seller shall issue a joint press release upon the execution of this Agreement and again after Closing which is in a form acceptable to and approved by both parties. During the term of this Agreement, Seller shall not advertise, market, or list all or any portion of the Assets for sale, solicit purchasers for the sale of all or a portion of the Assets, or enter into any agreements with third parties, or permit any of its employees, contractors or agents, to engage in or provide any services related to the activities described above in this sentence.

20. *Allocation*. The purchase price shall be allocated to the Assets as set forth on **Exhibit "M"**, and the parties shall file all relevant income tax returns, including but not limited to Internal Revenue Service form 8594, in accordance with said allocation, and shall not take any position inconsistent therewith.

21. *Broker*. Seller represents and warrants to Buyer that Seller has not employed or used the services of any agent or broker with respect to the transactions contemplated hereby and that there is no obligation for any broker's/finder's fee or sales commission due to any person or entity resulting from acts or omissions of Seller. Buyer represents and warrants to Sellers that Buyer has not employed or used the services of a broker, finder or agent with respect to the transaction contemplated hereby and that there is no obligation for any broker's/finder's fee or sales commission due to any person or entity resulting from acts or omissions of Buyer.

22. *Expenses and Taxes*. (a) All bulk sales, transfer, documentary, stamp, sales and/or use taxes relating to the sale and/or transfer of the Assets or Real Property purchased and sold hereunder shall be paid solely by Seller. The Buyer shall pay all filing, recording and vehicle registration fees payable as a result of the transfer of the said Assets. Seller shall furnish such information and execute such certificates and other documents as the Buyer may reasonably determine are necessary, and take such other actions as the Buyer may reasonably request, prior to and after the Closing, in order to obtain any tax clearance certificates and/or otherwise effectuate the conveyances contemplated hereby. (b) Except as otherwise set forth in this Agreement, all other costs and expenses incurred in connection with this Agreement or the transactions contemplated hereby (including, but not limited to, any broker's or finder's fees) shall be paid by the party incurring such costs and expenses. To the extent any costs or expenses are to be paid by Seller, the Assets shall not be used or reduced in connection with the payment of such costs or expenses.

23. *Bulk Sales Law*. Buyer waives compliance with the provisions of any applicable bulk transfer laws. Accordingly, Seller covenants that all debts, obligations, and liabilities relating to Seller and its businesses that are not expressly assumed by Buyer in writing will be promptly paid and discharged by Seller as and when they become due and payable, and, notwithstanding anything in this Agreement to the contrary, Sellers will defend, indemnify and hold Buyer harmless from and against all suits, claims, costs, expenses and liabilities, including reasonable attorneys fees, with respect to any non-compliance with any bulk transfer law, including but not limited to claims made by creditors.

24. *Proprietary Rights*. For purposes hereof, the term **"Proprietary Rights"**, as used in this Agreement, means all of the following owned or held by Seller: all (i) rights in patents, patent applications, patent disclosures and inventions, (ii) rights in trademarks, service marks, trade dress, trade names, corporate names, and registration and applications for registration thereof, (iii) rights in copyrights (registered or unregistered) and registrations and applications for registration thereof, (iv) rights in computer software, data, databases and documentation, (v) rights in trade secrets and other confidential information (including, but not limited to, ideas, formulas, compositions, inventions (whether patentable or unpatentable) and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and advertiser and subscriber lists and information, including but not limited to that related to ethanol production and the engineering of biorefineries for ethanol production, feedstock analysis and procurement, and related technologies, (vi) rights in all other intellectual property rights of any nature, and (vii) copies and tangible embodiments of any of the foregoing (in whatever form or medium).

25. *Entire Agreement; Modification*. All exhibits, schedules and documents attached hereto and all documents and instruments executed pursuant to this Agreement at Closing are hereby incorporated into this Agreement by this reference and shall be deemed part of this Agreement for all purposes; provided, however, that the provisions of this Agreement shall control over any conflicting provision contained in any such exhibit, schedule, document, instrument or agreement. This Agreement, along with all of the exhibits, documents, instruments and agreements incorporated herein, constitutes the entire and complete agreement between the parties hereto and supersedes any prior oral or written agreement between the parties with respect to the obligations and covenants contemplated hereunder. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants, and conditions set forth in this Agreement and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by all parties hereto. The following exhibits and their attachments are attached hereto and incorporated herein:

Exhibit "A"	List of certain Assets to be purchased
Exhibit "B"	List of certain property not sold to Buyer
Exhibit "C"	Legal Description of all Real Property comprising the Assets
Exhibit "D"	Real Property Title Exceptions
Exhibit "E"	Assumed liabilities and related information

Exhibit "F"	Escrow Agreement
Exhibit "G"	Allocation of Warrants and Forms of Warrants
Exhibit "H"	Employment Agreements – to be attached
Exhibit "I"	Consulting Agreement – to be attached
Exhibit "J"	Environmental Matters
Exhibit "K"	Schedule of Seller's Employees
Exhibit "L"	Allocation of Purchase Price
Exhibit "M"	Restrictive Covenants of Seller

26. *Assignments; Binding effect*. This Agreement may not be assigned by any party without the prior written consent of all other parties, except that Buyer may assign its rights hereunder to an affiliate in which case such assignor shall remain jointly and severally obligated with the assignee for the buyer's duties, obligations and liabilities hereunder. This Agreement shall inure to the benefit of and be binding upon the heirs, estates, personal and legal representatives, successors and permitted assigns of the parties hereto.

27. *Choice of Law; Set off*. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without resort to the conflicts or choice of law principles thereof.

28. *Severability; Construction*. Whenever possible, each provision of this Agreement shall be interpreted so as to be valid and effective under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, that provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this Agreement. This Agreement is the product of the joint drafting of all parties and shall not be construed against any party hereto as the drafter of this Agreement.

29. *Notices*. All notices and other communications required or permitted to be given hereunder or by reason of this Agreement shall be in writing and shall be deemed to have been properly given when delivered in person or by overnight courier to the person to whom such notice is directed, or three (3) days after deposited in the U.S. Mail, Certified Mail, Return Receipt Requested, postage prepaid, to the parties addressed as follows: (a) if to Buyer, to Xethanol Corporation, 1185 Avenue of the Americas, 20th Floor, New York, New York 10036, Attn: Lawrence Bellone, Chief Financial Officer, with a copy required to be sent to James K. Austin, Esq., Ellis, Painter, Ratterree & Adams, LLP, 2 E. Bryan Street, 10th Floor, Savannah, Georgia 31401; (b) if to Seller, to Carolina Fiberboard Corporation, Attn: Vic Kramer, Manager, at it's address for notice set forth below, with a copy required to be sent to James Andrew Saputo,Jr., Esq., Thompson & Saputo, PLLC, 1708 Trawick Road, Suite 111, Raleigh, North Carolina 27604; and (c) if to Principal, at his address set forth below.

30. *Multiple Counterpart/Facsimile Delivery*. This Agreement may be executed in any number of identical counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute but a single instrument. If executed in identical counterparts, this Agreement shall not become effective until all parties hereto have effectively executed their respective counterpart. This Agreement may be executed and delivered by facsimile transmission, and a facsimile copy of an executed counterpart shall be deemed and considered for all purposes as an original executed counterpart, in which case the parties then shall immediately circulate original documents for execution by all parties.

31. *Waivers*. No waiver or release of any obligation or right of any party hereto shall be valid and enforceable unless made in writing and duly executed by all parties hereto.

32. *Survival*. Notwithstanding anything to the contrary contained in this Agreement, the terms, conditions, covenants, representations and warranties contained in this Agreement, in the schedules, documents and exhibits attached hereto, and in the documents and other instruments delivered at Closing, shall survive the execution hereof and the closing of the transactions contemplated hereby.

33. *Time of the Essence*. Time is of the essence with respect to this Agreement and the closing of the purchase and sale contemplated hereby.

34. *Headings*. The paragraph headings or captions appearing in this Agreement are for convenience only, are not part of this Agreement and are not to be considered in interpreting this Agreement.

35. *Certain Definitions*.

Applicable Law: all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any person or entity, including but not limited to any Governmental Authority.

Environmental Laws: All Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including, without limitation, (i) CERCLA (the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

Environmental Liabilities and Costs: all Losses and Expenses, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses and Expenses related to Remedial Actions, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of the businesses of Sellers, the Real Property or any other real properties, assets, equipment or facilities, by any Seller, or any of their predecessors or affiliates; (ii) the environmental conditions existing on the Closing on, under, above, or about any Real Property or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by any Seller, or any of their predecessors or Affiliates; and (iii) expenditures necessary to cause any Real Property or any aspect of the businesses of Sellers to be in compliance with any and all requirements of Environmental Laws as of the Closing, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Real Property.

Environmental Permits: any federal, state and local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to any Seller necessary for the conduct of the Business as currently conducted or previously conducted under any Environmental Law.

Governmental Approval: any Consent of, with or to any Governmental Authority.

Governmental Authority: any nation or government, any state, county, city or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any county, any city or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

Hazardous Substances: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

Release: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

Remedial Action: all actions required to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations and care related to any such Hazardous Substances.

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IN WITNESS WHEREOF, the undersigned each have caused this Agreement to be executed under seal individually or by their duly authorized officers or managers as of the date first set forth above:

Signed, sealed and delivered
in the presence of:

____
Witness

____
Notary Public

Xethanol Corporation

By: ______________________

Title: CFO

Signed, sealed and delivered
in the presence of:

____
Witness

____
Notary Public

Carolina Fiberboard Corporation LLC

By: ______________________

Title: ______________________

Address for Notice: ______________________

Signed, sealed and delivered
in the presence of:

____
Witness

____
Notary Public

____
Victor Kramer

Address for Notice: ______________________

IN WITNESS WHEREOF, the undersigned each have caused this Agreement to be executed under seal individually or by their duly authorized officers or managers as of the date first set forth above:

Signed, sealed and delivered
in the presence of:

____
Witness

____
Notary Public

Xethanol Corporation

By: ____________________

Title: ____________________

Signed, sealed and delivered
in the presence of:

____
Witness

____
Notary Public

Carolina Fiberboard Corporation LLC

By: [signature]

Title: MANAGER

Address for Notice: ____________________

Signed, sealed and delivered
in the presence of:

____
Witness

____
Notary Public

[signature]
Victor Kramer

Address for Notice: ____________________